EXHIBIT 1

                            FAUQUIER BANKSHARES, INC.

                           OMNIBUS STOCK OWNERSHIP AND
                            LONG TERM INCENTIVE PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000

         THIS IS THE OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN ("Plan") of FAUQUIER BANKSHARES, INC. (the "Corporation" or "Company"), a Virginia corporation with its principal office in Warrenton, Virginia, under which Incentive Stock Options to acquire shares of the Stock may be granted from time to time to Eligible Employees, and Non-Qualified Options to acquire shares of the Stock, Restricted Stock, Stock Appreciation Rights, and/or Units may be granted from time to time to Eligible Employees and Non-Employee Directors of the Corporation and of any of its Subsidiaries (the "Subsidiaries"), subject to the following provisions:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

         1.1      BOARD.  The Board of Directors of FAUQUIER BANKSHARES, INC.

         1.2      CHANGE IN CONTROL TRANSACTION.

         (a) Any person, including a "group" as defined in Section 13(d)(3) of the 1934 Act becomes the owner or beneficial owner of securities of the Company or of the Fauquier Bank (the "Bank") having 20% or more of the combined voting power of the then outstanding Bank of Company securities that may be cast for the election of the Bank or Company directors other than a result of an issuance of securities initiated by the Bank or Company, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or

         (b) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank or Company before such events cease to constitute a majority of the Bank's or Company's Board, or any successor's board, within two years of the last of such transactions.

         For purposes of this Agreement, the date of the Change in Control Transaction is the date on which an event described in (a) or (b) occurs. If a Change in Control Transaction occurs on account of a series of transactions, the date of the Change in Control Transaction is the date of the last of such transactions.

         1.3      CODE.  The Internal Revenue Code of 1986, as amended.

         1.4      COMMITTEE.  The Compensation Committee of the Board.

         1.5 COMMON STOCK. The common stock, $3.13 par value per share, of the Corporation.

         1.6 DEATH. The date of death as established by the relevant death certificate.

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         1.7      DISABILITY.  For purposes of Incentive Stock Options, the date on which an Eligible Employee becomes permanently and totally disabled within the meaning of Section 22 (e) (3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate. For purposes of other Rights, the date on which an Eligible Employee or Non-Employee Director becomes disabled as determined by the Committee in its sole discretion on the basis of such medical or other evidence as it may reasonably require or deem appropriate

         1.8 EFFECTIVE DATE. The date on which this Plan is adopted by the Board.

         1.9 ELIGIBLE EMPLOYEES. Those individuals who meet the following eligibility requirements:

                  (i) Such individual must be a full time employee of the Corporation or a Subsidiary. For this purpose, an individual shall be considered to be an "employee" only if there exists between the Corporation or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

                  (ii) Such individual falls within the job grade classifications set forth in Schedule 1. Such job grade classification may be amended, expanded, restricted or otherwise modified by the Committee, subject to ratification of such action by the Board.

                  (iii) Such individual, being otherwise an Eligible Employee under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

         1.10 FAIR MARKET VALUE. With respect to the Corporation's Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows, as of the date specified in the context within which such term is used:

                  (i) if the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report on the last trading day prior to such date;

                  (ii) if the Common Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last transaction price quoted by the Nasdaq National Market System ("NMS") on the last trading day prior to such date;

                  (iii) if the Common Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by Nasdaq on the last trading day prior to such date; and

                  (iv) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate. In such case, the Committee shall maintain a written record of its method of determining Fair Market Value.

         1.11 ISO. An "incentive stock option" as defined in Section 422 of the Code.

         1.12 JUST CAUSE TERMINATION. A termination by the Corporation or a Subsidiary of an Eligible Employee's employment by the Corporation or the Subsidiary in connection with the good faith determination of the Board or the Board of Directors of the Subsidiary, as applicable, that the Eligible Employee is incompetent or otherwise has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Corporation or the Subsidiary.

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         1.13    NON-EMPLOYEE  DIRECTOR.  A member  of the  Board who is not an employee of the Corporation on the date of grant.

         1.14 NON-QUALIFIED OPTION. Any Option granted under III whether designated by the Committee as a Non-Qualified Option or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder. Options granted under VII are also Non-Qualified Options.

         1.15 OPTION AGREEMENT. The agreement between the Corporation and an Optionee with respect to Options granted to such Optionee, including such terms and provisions as are necessary or appropriate under III or VII.

         1.16 OPTIONS. ISOs and Non-Qualified Options are collectively referred to herein as "Options;" provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.

         1.17 PLAN POOL. A total of two hundred and ninety thousand (290,000) shares of authorized, but unissued, Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.

         1.18 REGISTRATION. The registration by the Corporation under the 1933 Act and applicable state "Blue Sky" and securities laws of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan.

         1.19 RESTRICTED STOCK. The Stock which a Holder shall be awarded with restrictions when, as, in the amounts and with the restrictions described in IV.

         1.20 RESTRICTED STOCK GRANT AGREEMENT. The agreement between the Corporation and a Holder with respect to Rights to Restricted Stock, including such terms and provisions as are necessary or appropriate under IV.

         1.21     RETIREMENT. "Retirement" shall mean

                  (i) the termination of an Eligible Employee's employment under conditions which would constitute "normal retirement" or "early retirement" under any tax qualified retirement plan maintained by the Corporation or a Subsidiary, or

                  (ii) the  termination  of an  Eligible  Employee's  employment
         after   attaining   age  65  (except  in  the  case  of  a  Just  Cause
         Termination); or

                  (iii) the termination of a Non-Employee Director's service as a member of the Board after attaining age 65, or otherwise in accordance with Company policy regarding the retirement of Non-Employee Directors.

         1.22 RIGHTs. The rights to exercise or receive the Options, Restricted Stock, Units and SARs described herein.

         1.23 RIGHTS AGREEMENT. An Option Agreement, a Restricted Stock Grant Agreement, a Unit Agreement or an SAR Agreement.

         1.24 SAR. The Right of an SAR Recipient to receive cash when, as and in the amounts described in VI.

         1.25 SAR AGREEMENT. The agreement between the Corporation and an SAR Recipient with respect to the SAR awarded to the SAR Recipient, including such terms and conditions as are necessary or appropriate under VI.

         1.26    SEC. The Securities and Exchange Commission.

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         1.27    STOCK.  The shares of Common Stock in the Plan Pool  available for issuance pursuant to the valid exercise of a Right.

         1.28 TAX WITHHOLDING LIABILITY. All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Corporation.

         1.29 TRANSFER. The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a share of Stock or of a Right.

         1.30 UNITS. The Right of a Unit Recipient to receive a combination of cash and Stock when, as and in the amounts described in V.

         1.31 UNIT AGREEMENT. The agreement between the Corporation and Unit Recipient with respect to the award of Units to the Unit Recipient, including such terms and conditions as are necessary or appropriate under V.

         1.32    1933 ACT. The Securities Act of 1933, as amended.

         1.33    1934 ACT. The Securities Exchange Act of 1934, as amended.


                                   ARTICLE II


         2.1 PURPOSE. The purposes of this Plan are to encourage and motivate employees within specified job grade classifications and Non-Employee Directors to contribute to the successful performance of the Corporation and its Subsidiaries and the growth of the market value of the Corporation's Common Stock; to achieve a unity of purpose between such employees, Non-Employee Directors and shareholders by providing ownership opportunities; and to retain such employees and Non-Employee Directors by rewarding them with potentially tax-advantageous future compensation. These objectives will be promoted through the granting of Rights to designated Eligible Employees and Non-Employee Directors pursuant to the terms of this Plan.

         2.2     ADMINISTRATION.

         (a) The Plan shall be administered by the Committee which shall consist of two or more non-employee directors as defined in Rule 16b-3(b)(3)(i) promulgated by the SEC under the 1934 Act. The Committee may designate any officers or employees of the Corporation or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

         (b) Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion:

                  (i) to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical);

                  (ii) to define the terms used in the Plan and in the Rights granted hereunder;

                  (iii)  to   prescribe,   amend  and   rescind  the  rules  and
         regulations relating to the Plan;

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                  (iv) to determine the Eligible  Employees to whom and the time or times at which such Rights shall be granted, the number of shares of Stock, as and when applicable, to be subject to each Right, the exercise price or, other relevant purchase price or value pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Employees without constituting a termination of their employment for the purposes of the Plan; and

                  (v) to make all other determinations and interpretations necessary or advisable for the administration of the Plan.

         (c) It shall be in the discretion of the Committee to grant Options to purchase shares of Stock which qualify as ISOs under the Code or which will be given tax treatment as Non-Qualified Options. Any Options granted which fail to satisfy the requirements for ISOs shall become Non-Qualified Options.

         (d) In determining the Eligible Employees to whom Rights may be granted and the number of shares of Stock to be covered by each Right, the Committee shall take into account such factors as the Committee shall deem relevant. An Eligible Employee who has been granted a Right under this Plan may be granted an additional Right or Rights under this Plan if the Committee shall so determine. If, pursuant to the terms of this Plan, or otherwise in connection with this Plan, it is necessary that the percentage of stock ownership of an Eligible Employee be determined, the ownership attribution provisions set forth in
Section 424(d) of the Code shall be controlling.

         (e) The granting of Rights to Eligible Employees and Non-Employee Directors is in the exclusive discretion of the Committee, and until the Committee acts, no Eligible Employee or Non-Employee Director shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent. The grant of Rights shall not obligate the Company to pay an Eligible Employee any particular amount of remuneration, to continue the employment of the Eligible Employee after the grant or to make further grants to the Eligible Employee at any time thereafter. Neither the adoption of the Plan, its operation, documents describing or referring to the Plan (or any part thereof) shall confer on any Non-Employee Director any right to continue service as a member of the Board.

         2.3      STOCK AVAILABLE FOR RIGHTS.

         (a) Shares of the Stock shall be subject to, or underlying, grants of Options, Restricted Stock and Units under this Plan. The total number of shares of Stock for which, or with respect to which, Rights may be granted (including the number of shares of Stock in respect of which Units may be granted) under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under this Plan to any Eligible Employee or Non-Employee Director expires or is terminated unexercised as to any shares of Stock covered thereby, such shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of existence of this Plan as described in Section 8.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.

         (b) In the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination or reclassification appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement. Any such adjustments will be made only by the Committee, subject to ratification by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Rights then outstanding. No such adjustments will be required by reason of (i) the issuance or sale by the Corporation for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, or (ii) the issuance of shares of Common Stock in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Corporation or any Subsidiary in connection therewith.

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         (c) The grant of a Right  pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (d) No fractional shares of Stock shall be issued under this Plan for any adjustment under Section 2.3(b).

         2.4 SEVERABLE PROVISIONS. The Corporation intends that the provisions of each of Articles III, IV, V, VI, and VII in each case together with Articles I, II and VIII, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.

                                   ARTICLE III
                                     OPTIONS

         3.1      GRANT OF OPTIONS.

         (a) Options may be granted to  Eligible  Employees  as provided in this
Article III. Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee, and (ii) the execution and delivery of an Option Agreement by the Eligible Employee optionee ("the "Optionee") and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon authorization of such grant by the Committee. The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan.

         (b) The Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options. In accordance with Section 422 (d) of the Code, the aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an Optionee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the "$100,000 Limitation"). If an Optionee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to a number of shares of Stock which would exceed the $100,000 Limitation, such excess Options shall be Non-Qualified Options.

         3.2      EXERCISE PRICE.

         (a) The initial exercise price of each Option granted under this Plan (the "Exercise Price") shall be determined by the Committee in its discretion; provided, however, that the Exercise Price of an ISO shall not be less than (i) the Fair Market Value of the Common Stock on the date of grant of the Option, in the case of any Eligible Employee who does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (within the meaning of Section 422 (b) (6) of the Code), or (ii) one hundred ten percent (110%) of such Fair Market Value in the case of any Eligible Employee who owns stock in excess of such amount.

         (b) In its discretion and subject to the provisions of Section 3.2(a) (as to the establishment of the Exercise Price of an Option on the date of grant), the Committee may establish that the Exercise Price of an Option shall be adjusted based on subsequent events. The adjustments may include adjustments, upward or downward, on a quarterly basis, based upon the market value performance of the Common Stock in comparison with the aggregate market value performance of one or more indices composed of publicly-traded financial institutions and financial institution holding companies deemed by the Committee to be similar (in terms of asset size, capitalization, trading volumes and other factors deemed relevant by the Committee) to the Company (an "Index" and the "Indices"). The Exercise Price of an ISO shall not be adjustable if, under the Code, such adjustable Exercise Price would disqualify the ISO as an ISO. The Committee may utilize Indices published by third parties and/or may construct one or more Indices meeting the characteristics described above or other characteristics.

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         The Indices utilized may be recalculated  quarterly,  including in such quarterly recalculation such adjustments for stock splits, reverse stock splits and stock dividends of the companies in the indices and of the Company as are appropriate. If more than one Index is utilized by the Committee, it may give such weighting to each Index utilized as the Committee may determine in its sole discretion, consistent with the provisions of this Article III.

         3.3      TERMS AND CONDITIONS OF OPTIONS.

         (a) All Options must be granted within ten (10) years of the Effective Date.

         (b) The Committee may grant ISOs and Non-Qualified Options, either separately or jointly, to an Eligible Employee.

         (c) Each grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III.

         (d) At the discretion of the Committee, an Optionee, as a condition to the granting of an Option, may be required to execute and deliver to the Company a confidential information agreement or other employment-related agreements approved by the Committee.

         (e) Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Stock acquirable thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

         (f) An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options granted to the Optionee until payment in full of the Exercise Price by such Optionee for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b) and 3.2(b).

         (g) To the extent provided in an Option Agreement, shares of Stock obtained pursuant to an Option which qualifies as an ISO may be held in escrow for a period which ends on the later of (i) two (2) years from the date of the granting of the ISO or (ii) one (1) year after the issuance of such shares pursuant to the exercise of the ISO. Such shares of Stock shall be held by the Company or its designee. The Optionee who has exercised the ISO shall have all rights of a shareholder, including, but not limited to, the rights to vote, receive dividends and sell such shares. The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the shares of Stock acquired within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose.

         3.4.     EXERCISE OF OPTIONS.

         (a) An Optionee must be an Eligible Employee at all times from the date of grant until the exercise of the Options granted, except as provided in
Section 3.5(b) or in the Option Agreement.

         (b) An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding Liability pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

         (c) As a condition to the issuance of the shares of Stock upon full or partial exercise of a Non-Qualified Option, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion (including the withholding of shares of Stock as to which the Option is then being exercised), the amount of the Company's Tax Withholding Liability required in connection with such exercise.

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         (d) The  Exercise  Price of an Option  shall be payable to the  Company either (i) in United States dollars, in cash or by check, Corporation draft or money order payable to the order of the Company, or (ii) at the discretion of the Committee, through the delivery of shares of the Stock owned by the Optionee (including, if the Committee so permits, a portion of the shares of stock as to which the Option is then being exercised) with a Fair Market Value as of the date of delivery equal to the Exercise Price, or (iii) at the discretion of the Committee by a combination of (i) and (ii) above. No shares of Stock shall be delivered until full payment has been made.

         3.5      TERM AND TERMINATION OF OPTION.

         (a) The Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option was granted (the "Option Period"). In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such Option is granted. The Committee, in its discretion, may extend the expiration date or dates of an Option Period of any Non-Qualified Option after such date was originally set; provided, however such expiration date may not exceed the maximum expiration date described in this Section 3.5(a).

         (b) To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the provisions of Section 3.5(a), each ISO will terminate upon the earlier of: (i) ninety (90) days after the date that the Optionee ceases to be an Eligible Employee for any reason, other than by reason of Death, Disability, or a Just Cause Termination; (ii) twelve (12) months after the date that the Optionee ceases to be an Eligible Employee by reason of Disability. The Committee may, in its discretion, specify other events that will result in the termination of an ISO (including, without limitation, termination of employment by reason of Death, or a Just Cause Termination). In the case of Non-Qualified Options, the Committee shall have full discretion to specify what, if any, events will terminate the Option prior to the expiration of the Option Period.

         3.6 CHANGE IN CONTROL TRANSACTION. At any time prior to the date of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the Options theretofore granted under this Article III shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof. Any Option that has not been fully exercised before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Options theretofore granted, or the substitution for such Options of options to acquire the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Options theretofore granted shall continue in the manner and under the terms so provided.

         3.7 RESTRICTIONS ON TRANSFER. An Incentive Stock Option may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee to whom it was granted, may be exercised only by such Optionee. A Non-Qualified Stock Option may not be Transferred except by will or the laws of descent and distribution, unless otherwise provided in the Option Agreement.

         3.8 STOCK CERTIFICATES. Certificates representing the Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a "stop transfer" order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this Section 3.8 have been complied with.

         3.9 AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue the provisions of this Article III at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and, provided, further, that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Eligible Employees or materially modify eligibility requirements for participation under this Article III. Moreover, no such action may alter or impair any Option previously granted under this Article III without the consent of the applicable Optionee.

         3.10  COMPLIANCE  WITH RULE 16B-3.  With respect to persons  subject to
Section 16 of the 1934 Act, transactions under this Article III are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article III or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee


                                   ARTICLE IV
                             RESTRICTED STOCK GRANTS

         4.1      GRANTS OF RESTRICTED STOCK.

         (a) Restricted Stock may be issued to Eligible Employees and Non-Employee Directors as provided in this Article IV. Restricted Stock will be deemed issued only upon (i) authorization by the Committee and (ii) the execution and delivery of a Restricted Stock Grant Agreement by the Eligible Employee or Non-Employee Director to whom such Restricted Stock is to be issued (the "Holder") and a duly authorized officer of the Company. Restricted Stock will not be deemed to have been issued merely upon authorization by the Committee.

         (b) Each issuance of Restricted Stock pursuant to this Article IV will be evidenced by a Restricted Stock Grant Agreement between the Company and the Holder in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV. Each Restricted Stock Grant Agreement will specify the purchase price per share, if any, paid by the Holder for the Restricted Stock, such amount to be fixed by the Committee in its discretion.

         (c) Without limiting the foregoing, each Restricted Stock Grant Agreement shall set forth the terms and conditions of any forfeiture provisions regarding the Restricted Stock, (including any provisions for accelerated vesting in the event of a Change in Control Transaction) as determined by the Committee in its discretion.

         (d) At the discretion of the Committee, the Holder, as a condition to the issuance of shares, may be required (i) to execute and deliver to the Company a confidential information agreement approved by the Committee, and/or
(ii) to agree to pay to the Corporation in cash, or in such other form as the Committee may determine in its discretion (including the withholding of shares of Stock as to which the Option is then being exercised), the amount of the Corporation's Tax Withholding Liability required in connection with lapse of restrictions on such Restricted Stock.

         4.2      RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK.

         (a) Shares of Restricted Stock acquired by a Holder may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws or set forth below, and subject to certain undertakings of the transferee set forth in Section 4.2(c). All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2(a) are expressly prohibited.

         (b) Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2(b), and/or exercise any other legal or equitable remedy.

         (c) Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company's rights under a Restricted Stock Grant Agreement and this Article IV are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock and of the applicable Restricted Stock Grant Agreement, as if the transferee were the original Holder of such Restricted Stock.

         (d) To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by the Holder and the Holder's spouse, to the Secretary of the Company or his or her designee, and the Company may hold said certificate(s) and stock power(s) in escrow and take all such actions as are necessary to insure that all Transfers and/or releases are made in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Grant Agreement. Each Holder shall acknowledge that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Grant Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

         4.3 COMPLIANCE  WITH LAW.  Notwithstanding  any other provision of this
Article IV, Restricted Stock may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company may include shares of Restricted Stock in a Registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency.

         4.4 STOCK CERTIFICATES. Certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a "stop transfer" order against shares of Restricted Stock until all restrictions and conditions set forth in this Article IV, the applicable Restricted Stock Grant Agreement and the legends referred to in this Section 4.4 have been complied with.

         4.5 MARKET STANDOFF. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC under the 1933 Act in connection with such offering.

         4.6 AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue this Article IV at any time or from time to time; provided, that no such action of the Board shall alter or impair any rights previously granted to Holders under this Article IV without the consent of such affected Holders.

         4.7  COMPLIANCE  WITH RULE 16B-3.  With  respect to persons  subject to
Section 16 of the 1934 Act, transactions under this Article IV are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article IV or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                    ARTICLE V
                     LONG-TERM INCENTIVE COMPENSATION UNITS

         5.1      AWARDS OF UNITS.

         (a) Units may be granted to Eligible Employees and Non-Employee Directors as provided in this Article V. Units will be deemed granted only upon
(i) authorization by the Committee and (ii) the execution and delivery of a Unit Agreement by the Eligible Employee or Non-Employee Director to whom Units are to be granted (a "Unit Recipient") and an authorized officer of the Company. Units will not be deemed granted merely upon authorization by the Committee. Units may be granted in each of the years 1997 through 2004 in such amounts and to such Unit Recipients as the Committee may determine in its sole discretion subject to the limitation in Section 5.2 below.

         (b) Each grant of Units pursuant to this Article V will be evidenced by a Unit Award Agreement between the Company and the Unit Recipient in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article V.

         (c) Except as otherwise provided herein, Units will be distributed only after the end of a performance period of two or more years ("Performance
Period") beginning with the year in which such Units were awarded. The Performance Period shall be set by the Committee for each award of Units.

         (d) The percentage of the Units awarded under this Section 5.1 or credited pursuant to Section 5.5 that will be distributed to Unit Recipients shall depend on the levels performance objectives achieved during each year of the Performance Period. The Committee may adopt one or more performance categories, including financial performance. Financial performance shall be based on the consolidated results of the Company and its Subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 5.1(e) below. Other performance categories adopted by the Committee shall be based on such measurements of performance as the Committee shall deem appropriate.

         (e) Distributions of Units awarded will be based on the Company's performance as compared to the performance objectives. The Committee may provide for annual or longer performance measurement periods. The performance results will be translated into percentage factors according to graduated criteria established by the Committee for the entire Performance Period. The resulting percentage factors shall determine the percentage of Units to be distributed. The Committee may provide that to distributions of Units, based on financial performance and other performance, shall be made if a minimum average percentage of the applicable measurement of performance, to be established by the Committee, is not achieved for the Performance Period. The performance levels achieved for each Performance Period and percentage of Units to be distributed shall be conclusively determined by the Committee.

         (f) The percentage of Units awarded which Unit Recipients become entitled to receive based on the levels of performance (including those Units credited under Section 5.5) will be determined as soon as practicable after each Performance Period and are called "Retained Units."

         (g) As soon as practical after determination of the number of Retained Units, such Retained Units shall be distributed in the form of a combination of shares and cash in the relative percentages as between the two as determined by the Committee in its sole discretion. The Units awarded, but which Unit Recipients do not become entitled to receive, shall be canceled.

         (h) Notwithstanding any other provision in this Article V, the Committee, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may adopt rules pursuant to which Eligible Employees and Non-Employee Directors, by virtue of hire, or promotion or upgrade to a higher job grade classification, or special individual circumstances, may be granted the total award of Units or any portion thereof, with respect to one or more Performance Periods that began in prior years and that at the time of the awards have not yet been completed.

         5.2      LIMITATIONS.

         The aggregate number of shares of Stock potentially distributable under all Units granted, including those Units credited pursuant to Section 5.5, shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

         5.3      TERMS AND CONDITIONS.

         (a) All awards of Units must be made within ten (10) years of the Effective Date.

         (b) The award of Units shall be evidenced by a Unit Award Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article V.

         (c) At the discretion of the Committee, a Unit Recipient, as a condition to the award of Units, may be required to execute and deliver to the Company a confidential information agreement approved by the Committee.

         (d) A Unit Recipient shall have no rights as a shareholder of the Company with respect to any Units until the distribution of shares of Stock in connection therewith. No adjustment shall be made in the number of Units for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is distributed, except as provided in Sections 2.3(b) and 5.6(a).

         5.4      SPECIAL DISTRIBUTION RULES.

         (a) Except as otherwise provided in this Section 5.4 or in an Option Agreement, a Unit Recipient must be an Eligible Employee or a Non-Employee Director from the date a Unit is awarded to him or her continuously through and including the date of distribution of such Unit.

         (b) In case of the Death or Disability of a Unit Recipient prior to the end of any Performance Period, the number of Units awarded to the Unit Recipient for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of Death or Disability. The remaining Units, reduced in the discretion of the Committee to the percentage indicated by the levels of performance achieved prior to the date of Death or Disability, if any, shall be distributed within a reasonable time after Death or Disability. All other Units awarded to the Unit Recipient for such Performance Period shall be canceled.

         (c) If a Unit Recipient enters into Retirement prior to the end of any Performance Period, the Units awarded to such Unit Recipient under this Article V and not yet distributed shall be prorated to the end of the year in which such Retirement occurs and distributed at the end of the Performance Period based upon the Company's performance for such period.

         (d) In the event of the termination of the Unit Recipient's status as an Eligible Employee or Non-Employee Director prior to the end of any Performance Period for any reason other than Death, Disability or Retirement, all Units awarded to the Unit Recipient with respect to any such Performance Period shall be immediately forfeited and canceled.

         (e) Upon a Unit Recipient's promotion to a higher job grade classification, the Committee may award to the Unit Recipient the total Units, or any portion thereof, which are associated with the higher job grade classification for the then current Performance Period.

         (f) Notwithstanding any other provision of this Plan, the Committee may reduce or eliminate awards to a Unit Recipient who has been demoted to a lower job grade classification, and where circumstances warrant, may permit continued participation, proration or early distribution, or a combination thereof, of awards which would otherwise be canceled.

         5.5 DIVIDEND EQUIVALENT UNITS. On each record date for dividends on the Common Stock, an amount equal to the dividend payable on one share of Common Stock will be determined and credited (the "Dividend Equivalent Credit") on the payment date to each Unit Recipient's account for each Unit which has been awarded to the Unit Recipient and not distributed or canceled. Such amount will be converted within the account to an additional number of Units equal to the number of shares of Common Stock that could be purchased at Fair Market Value on such dividend payment date. These Units will be treated for purposes of this
Article V in the same manner as those Units granted pursuant to Section 5.1.

         5.6      ADJUSTMENTS.

         (a) In addition to the provisions of Section 2.3(b), if an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under
Section 5.1 for that Performance Period, to avoid distortion in the operation of this Article V, but subject to Section 5.2, the Committee may make adjustments in such performance levels to preserve the incentive features of this Article V, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned. Such changes may include, without limitation, adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; or compliance with judicial decrees or other legal authorities.

         (b) At any time prior to the date of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the Units theretofore awarded under this Article V shall become immediately distributable (reduced pro rata based on the number of months remaining in the Performance Period after the consummation of the Change in Control Transaction) and may thereafter be distributed at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof). Except as otherwise provided in a Unit Award Agreement, any Units that have not been distributed before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all awards of Units theretofore made, or the substitution for such units of awards of compensation units having comparable characteristics under a long term incentive award plan of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments, in which event the awards of Units theretofore made shall continue in the manner and under the terms so provided.

         5.7      OTHER CONDITIONS.

         (a) No person shall have any claim to be granted an award of Units under this Article V and there is no obligation for uniformity of treatment of Eligible Employees, Non-Employee Directors or Unit Recipients under this Article IV.

         (b) The Company shall have the right to deduct from any distribution or payment in cash under this Article V, and the Unit Recipient or other person receiving shares of Stock under this Article V shall be required to pay to the Company, any Tax Withholding Liability. The number of shares of Stock to be distributed to any individual Unit Recipient may be reduced by the number of shares of Stock, the Fair Market Value of which on the Distribution Date (as defined in Section 5.7(d) below) is equivalent to the cash necessary to pay any Tax Withholding Liability, where the cash to be distributed is not sufficient to pay such Tax Withholding Liability, or the Unit Recipient may deliver to the Company cash sufficient to pay such Tax Withholding Liability.

         (c) Any distribution of shares of Stock under this Article V may be delayed until the requirements of any applicable laws or regulations, and any stock exchange or Nasdaq-NMS requirements, are satisfied. The shares of Stock distributed under this Article V shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

         (d) For the purpose of distribution of Units in cash, the value of a Unit shall be the Fair Market Value on the Distribution Date. Except as otherwise determined by the Committee, the "Distribution Date" shall be March 15th in the year of distribution, (or the first business day thereafter) except that in the case of special distributions the Distribution Date shall be the first business day of the month in which the Committee determines the amount and form of the distribution.

         (e) Notwithstanding any other provision of this Article V, no Dividend Equivalent Credits shall be made and no distributions of Units shall be made if at the time a Dividend Equivalent Credit or distribution would otherwise have been made:

                  (i) The regular quarterly dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of capital stock of the Corporation.

                  (ii) The rate of dividends on the Common Stock is lower than at the time the Units to which the Dividend Equivalent Credit relates were awarded, adjusted for any change of the type referred to in
         Section 2.3(b).

                  (iii) Estimated consolidated net income of the Corporation for the twelve month period preceding the month the Dividend Equivalent Credit or distribution would otherwise have been made is less than the sum of the amount of the Dividend Equivalent Credits and Units eligible for distribution under this Article V in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or

                  (iv) The Dividend Equivalent Credit or distribution would result in a default in any agreement by which the Corporation is bound.

         (f) In the event net income available under Section 5.7(e) above for Dividend Equivalent Credits and awards eligible for distribution under this
Article V is sufficient to cover part but not all of such amounts, the following order shall be applied in making payments: (i) Dividend Equivalent Credits, and then (ii) Units eligible for distribution under this Article V.

         5.8 DESIGNATION OF BENEFICIARIES. A Unit Recipient may designate a beneficiary or beneficiaries to receive all or part of the Stock and/or cash to be distributed to the Unit Recipient under this Article V in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Unit Recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Unit Recipient and delivered to the Corporation prior to the Unit Recipient's Death. In case of the Unit Recipient's Death, any amounts to be distributed to the Unit Recipient under this Article V with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article V to the designated beneficiary or beneficiaries. The amount distributable to a Unit Recipient upon Death and not subject to such a designation shall be distributed to the Unit recipient estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article V, the amount in question may be paid to the estate of the Unit Recipient, in which event the Corporation shall have no further liability to anyone with respect to such amount.

         5.9 RESTRICTIONS ON TRANSFER. Units granted under Article V may not be Transferred, except as provided in Section 5.8, and, during the lifetime of the Unit Recipient to whom it was awarded, cash and stock receivable with respect to Units may be received only by such Unit Recipient.

         5.10 AMENDMENT AND DISCONTINUANCE. No award of Units may be granted under this Article V after December 31, 2004. The Board may amend, suspend or discontinue the provisions of this Article V at any time or from time to time.

         5.11  COMPLIANCE  WITH RULE 16B-3.  With respect to persons  subject to
Section 16 of the 1934 Act, transactions under this Article V are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article V or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                   ARTICLE VI
                            STOCK APPRECIATION RIGHTS

         6.1      GRANTS OF SARS.

         (a) Eligible Employees and Non-Employee Directors may be granted SARs under this Article VI. SARs will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a SAR Agreement by the Eligible Employee or Non-Employee Director to whom the SARs are to be granted (the "SAR Recipient") and a duly authorized officer of the Corporation. SARs will not be deemed granted merely upon authorization by the Committee. The aggregate number of SARs granted hereunder shall not exceed the total number of shares of Stock provided in the Plan Pool.

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

         (b) Each grant of SARs pursuant to this Article VI shall be evidenced by a SAR Agreement between the Corporation and the SAR Recipient, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article VI.

         6.2      TERMS AND CONDITIONS OF SARS.

         (a) All SARs must be granted  within  ten (10)  years of the  Effective
Date.

         (b) Each SAR issued pursuant to this Article VI shall have an initial base value (the "Base Value") equal to the Fair Market Value of a share of Common Stock on the date of issuance of the SAR.

         (c) In its discretion and subject to the provisions of Section 6.2(b) (as to the establishment of the initial Base Value of a SAR), the Committee may establish that the Base Value of a SAR shall be adjusted, upward or downward, on a quarterly basis, based upon the market value performance of the Common Stock in comparison with the aggregate market value performance of the Index or Indices utilized under Section 3.2(b).

         (d) At the discretion of the Committee, a SAR Recipient, as a condition to the granting of a SAR, must execute and deliver to the Corporation a confidential information agreement approved by the Committee.

         (e) Except as otherwise provided herein, each SAR Agreement may specify the period or periods of time within which each SAR or portion thereof will first become exercisable (the "SAR Vesting Period"). Such SAR Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

         (f) A SAR Recipient shall have no rights as a shareholder of the Corporation with respect to any shares of Stock underlying such SAR. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b) and 6.2(c).

         6.3 RESTRICTIONS ON TRANSFER OF SARS. SARs granted under this Article VI may not be Transferred, except as provided in Section 6.7, and during the lifetime of the SAR Recipient to whom it was granted, may be exercised only by such SAR Recipient.

         6.4      EXERCISE OF SARS.

         (a) A SAR Recipient (or his or her executors or administrators, or heirs or legatees) shall exercise a SAR by giving written notice of such exercise to the Corporation. SARs may be exercised only upon the completion of the SAR Vesting Period, if any, applicable to such SAR (the date such notice is received by the Corporation being referred to herein as the "SAR Exercise Date").

         (b) Within ten (10) business days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 6.4(a), the SAR Recipient shall be paid in cash the difference between the Base Value of such SAR (as adjusted, if applicable under Section 6.2(c), as of the most recently preceding quarterly period) and the Fair Market Value of the Common Stock as of the SAR Exercise Date, as such difference is reduced by the Company's Tax Withholding Liability arising from such exercise.

         6.5 TERMINATION OF SARS. The Committee shall determine in its discretion, and each SAR Agreement shall state, the expiration date or dates of each SAR, but such expiration date shall be not later than ten (10) years after the date such SAR is granted (the "SAR Period"). The Committee, in its discretion, may extend the expiration date or dates of a SAR Period after such date was originally set; provided, however, such expiration date may not exceed the maximum expiration date described in this Section 6.5(a).

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

         6.6 CHANGE IN CONTROL TRANSACTION. At any time prior to the date of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the SARs theretofore granted under this Article VI shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof). Except as provided in an SAR Agreement, any SAR that has not been fully exercised before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all SARs theretofore granted, or the substitution for such SARs of grants of stock appreciation rights having comparable characteristics under a stock appreciation rights plan of a successor employer corporation or bank, or a parent or a subsidiary thereof, with appropriate adjustments, in which event the SARs theretofore granted shall continue in the manner and under the terms so provided.

         6.7 DESIGNATION OF BENEFICIARIES. A SAR Recipient may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the SAR Recipient under this Article VI in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the SAR Recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the SAR Recipient and delivered to the Corporation prior to the SAR Recipient's Death. In case of the SAR Recipient's Death, the amounts to be distributed to the SAR Recipient under this
Article VI with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article VI to the designated beneficiary or beneficiaries. The amount distributable to a SAR Recipient upon Death and not subject to such a designation shall be distributed to the SAR Recipient's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article VI, the amount in question may be paid to the estate of the SAR Recipient in which event the Corporation shall have no further liability to anyone with respect to such amount.

         6.8 AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue the provisions of this Article VI at any time or from time to time. No such action may alter or impair any SAR previously granted under this Article VI without the consent of the applicable SAR Recipient.

         6.9  COMPLIANCE  WITH RULE 16B-3.  With  respect to persons  subject to
Section 16 of the 1934 Act, transactions under this Article VI are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article VI or action by the Board or the Committee fails so to comply, it shall be deemed null and void, is the extent permitted by law and deemed advisable by the Committee.

                                   ARTICLE VII
                        GRANTS TO NON-EMPLOYEE DIRECTORS

         7.1 GRANT OF NON-QUALIFIED OPTIONS. Non-Qualified Options may be granted to Non-Employee Directors as provided in this Article VII. The provisions of Articles I, II, III and VIII shall apply to the grant of Non-Qualified Options to Non-Employee Directors, except as provided in this Article.

         7.2 EXERCISE PRICE. The exercise price per share of Common Stock on a Non-Qualified Option under this Article shall be the Fair Market Value of a share of Common Stock.

         7.3 EXERCISE OF OPTIONS. Each Option Agreement for the grant of a Non-Qualified Option may specify the period or periods of time, if any, within which each Non-Qualified Option or portion thereof will first become exercisable. The Option Agreement shall also state the time or other circumstances under which the Non-Qualified Option is forfeited or otherwise may cease to be exercisable. A Non-Qualified Option may be exercised with respect to any number of whole shares less than the full number for which the Non-Qualified Option could be exercised. A partial exercise of a Non-Qualified Option shall not affect the right to exercise the Non-Qualified Option from time to time in accordance with this Plan and the applicable Option Agreement with respect to the shares remaining subject to the Non-Qualified Option.

         7.4 COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES. No Non-Qualified Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations, and applicable requirements of any exchange or other market having authority over the trading of the Corporation's stock.

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

         7.5 AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue the provisions of this Article VII at any time or from time to time; provided that no such action may alter or impair any Non-Qualified Option previously granted under this Article VII without the consent of the applicable Non-Employee Director.

         7.6  COMPLIANCE  WITH RULE 16b-3.  With  respect to persons  subject to
Section 16 of the 1934 Act, transactions under this Article VII are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article VII or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.

         8.2 NO OBLIGATION TO EXERCISE RIGHT. The granting of a Right shall impose no obligation upon the recipient to exercise such Right.

         8.3 TERM OF PLAN. Except as otherwise specifically provide herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.

         8.4 CAPTIONS AND HEADINGS; GENDER AND NUMBER. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part of, and shall not serve as a basis for, interpretation or construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

         8.5 EXPENSES OF ADMINISTRATION OF PLAN. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or by one or more Subsidiaries. The Corporation shall also indemnify, defend and hold each member of the Committee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Committee's powers and the discharge of the Committee's duties hereunder.

         8.6 GOVERNING LAW. Without regard to the principles of conflicts of laws, the laws of the Commonwealth of Virginia shall govern and control the validity, interpretation, performance and enforcement of this Plan.

         8.7 INSPECTION OF PLAN. A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Corporation and shall be shown to any Eligible Employee, Non-Employee Director or other proper person making inquiry about it.

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